Exhibit 4.39

Attachment: China Minsheng Banking Co.,Ltd. Convertible Bond Purchase Form

Important Notice

Once this form has been filled up and signed by the legal representative (or authorized representative) together with the official seal and then faxed to the co-sponsor (co-lead manager), it will constitute an irrevocable purchase offer to the co-sponsor (Co-lead manager) with legal effect.

Fax:  010-58328677            Hotline:  010-58328678             Fax confirmation telephone;  010-58328766

Name of the Company	Shanghai Giant Network Technology Co., Ltd.

ID Number	310104000301331

Address	Building No.3, No.700 Yishan Road, Shanghai, China	Post Code	200233

User Name for Security Account (Shanghai)	Shanghai Giant Network Technology Co., Ltd.	Security Account Number (Shanghai)	B883063077

Name of the Agent	Wang Hongren	Office Phone	(021)33979999-4728

Agent’s ID Number	210203198909254789	Mobile Phone	18616783035

E-Mail Address	wanghongren@ztgame.com	Fax	(021)33979948

Refund Bank Information ( the bank account to receive refund shall be the same as the bank account originally transfer the money out)	Name of the Receiving Bank	China Minsheng Bank, Shanghai Xinan Branch
	Receiving Account Number	0224014170018647
	Name of the Receiver	Shanghai Giant Network Technology Co., Ltd.
	Address of the Receiving Bank	No. 333 Zhaojiabang Road, Shanghai, China
	High Value Payment System Number	305290002246

Type of the Purchase ( can only choose between A and B)	A

Amount of the Purchased bond	Eighty five million (85,000,000)

Price (amount of the Purchased bond *100 Yuan)	Eighty five hundred million Yuan ( 8,500,000,000 Yuan)

Down Payment for the Purchase (Price*20%)	Seventeen hundred million Yuan (1,700,000,000 Yuan)

Investor’s Promise: the Investor promises that all the information provided above is true, accurate, complete and valid; the capital used to purchase the bond is in compliance with relevant law, regulations and requirements prescribed by China Securities Regulatory Commission.

Signature of legal Representative (authorized representative):

Date